EXHIBIT 23.7
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of CMS Energy Corporation of our report dated February 19, 2007 relating to the financial statements of Midland Cogeneration Venture L.P., which appears in CMS Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
September 5, 2008